UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 25, 2016

Alpine 4 Technologies Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4742 N. 24th Street Suite 300
Phoenix, AZ
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

855-777-0077 ext 801
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2016, the Board of Directors of Alpine 4 Technologies Ltd., a Delaware corporation (the "Company"), approved the appointment of David Schmitt as the Company's new Chief Financial Officer.

Mr. Schmitt, age 38, had been serving as the Company's VP of Finance and the Controller, prior to his appointment as the Company's new CFO.

-	Over the past five years Mr. Schmitt has held roles as the VP of Finance for Alpine 4 Technologies, Ltd., Director of Accounting, Associate Director of Accounting, and Accounting Manager;
-	Mr. Schmitt has an active CPA license from the Arizona State Board of Accountancy since May of 2013;
-	He has his undergrad degree in Finance from the University of Richmond and his Masters of Accountancy from University of Phoenix;
-	Compensation is $150,000 and Mr. Schmitt is eligible for the executive bonus pool

There are no family relationships between Mr. Schmitt and any of the other executive officers or directors of the Company, or anyone nominated to become an executive officer or director of the Company.

As of the date of this Report, there were no related party transactions between Mr. Schmitt and the Company or any of its executive officers or directors.

The Board of Directors informed Mr. Schmitt that the CFO is asked to provide executive oversight and management of the finance and accounting departments for GAAP and SOX compliance for the Company and its subsidiaries. As CFO, Mr. Schmitt will be responsible for all financial processes, procedures, reporting and staffing of the company's finance and accounting functions.  The Board of Directors believes that as the company continues to grow, keeping these processes updated and efficient will be critical to the challenges the Company will face.  Mr. Schmitt will serve as a lead financial member of the company's senior management team with all activities and tasks as assigned and prioritized by the Board of Directors and the CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

 Date: October 27, 2016